Monthly Servicing Report
Superior Wholesale Inventory Financing Trust XII
October 2005

I	Initial SWIFT XII Series 2004-A Statistics
	Trust Cap	$2,882,747,117.00
	Pool Balance at Sale Date	$4,443,467,855.63
	Initial Trust Balance	$2,882,747,117.00
	Offered Class A Term Notes, Series 2005-A	$1,250,000,000.00
	Retained Class A Term Notes, Series 2005-B	$1,370,000,000.00
	Offered Class B Term Notes, Series 2005-A	$127,583,000.00
	Offered Class C Term Notes, Series 2005-A	$53,160,000.00
	Offered Class D Term Notes, Series 2005-A	$53,160,000.00
	Initial 2005-A Revolving Note Balance	$1,250,000,000.00
	Revolving Note 2005 RN-2 (issued July 14, 2005)	$1,370,000,000.00
	2005-A Certificate Balance	$148,844,117.00
	Reserve Fund	$63,791,207.00
	Class A Term Note Cash Accumulation Reserve Fund	$11,534,031.00
	Class B Term Note Cash Accumulation Reserve Fund	$2,243,670.00
	Class C Term Note Cash Accumulation Reserve Fund	$2,001,312.00
	Class D Term Note Cash Accumulation Reserve Fund	$4,667,418.00
II	Current Collection Period Statistics
	Pool and Trust Statistics
	Beginning Pool Balance	$3,039,667,589.69
	New A/R Principal	$1,889,465,629.18
	Principal Reductions	$(1,180,188,312.21)
	Factory Credits/Warranty Repurchases	$(256,638,766.14)
	Partial Pay-Off Account	$(4,559,340.93)
	Administrative Repurchases	—
	Warranty Repurchases	—
	Eligible Accounts Repurchased	—
	Defaulted Receivables	—

	Net Change in Pool Balance	$448,079,209.90

	Ending Pool Balance	$3,487,746,799.59
	Average Daily Pool Balance	$3,209,032,157.31
	Beginning Trust Balance	$2,882,747,117.00
	Ending Trust Balance	$2,882,747,117.00
	Average Daily Trust Balance	$2,882,747,117.00
	Beginning Cash Accumulation Reserve Fund Account — Class A Term Notes	$11,534,031.00
	Ending Cash Accumulation Reserve Fund Account — Class A Term Notes	$11,534,031.00
	Change in Cash Accumulation Reserve Fund Account — Class A Term Notes	$—
	Beginning Cash Accumulation Reserve Fund Account — Class B Term Notes	$2,243,670.00
	Ending Cash Accumulation Reserve Fund Account — Class B Term Notes	$2,243,670.00
	Change in Cash Accumulation Reserve Fund Account — Class B Term Notes	$—
	Beginning Cash Accumulation Reserve Fund Account — Class C Term Notes	$2,001,312.00
	Ending Cash Accumulation Reserve Fund Account — Class C Term Notes	$2,001,312.00
	Change in Cash Accumulation Reserve Fund Account — Class C Term Notes	$—
	Beginning Cash Accumulation Reserve Fund Account — Class D Term Notes	$4,667,418.00
	Ending Cash Accumulation Reserve Fund Account — Class D Term Notes	$4,667,418.00
	Change in Cash Accumulation Reserve Fund Account — Class D Term Notes	$—
	Excess Available Receivable Balance	$—
	Defaulted Receivables — Eligible	—
	Defaulted Receivables — Ineligible	—
	Gross Weighted Average Receivable Rate	6.28%
	Weighted Average Cost of Wholesale Incentive Plan	0.06%
	Securities Balances
	Beginning Offered Class A Term Notes, Series 2005-A Balance	$1,250,000,000.00
	Ending Offered Class A Term Notes, Series 2005-A Balance	$1,250,000,000.00
	Average Daily Offered Class A Term Notes, Series 2005-A Balance	$1,250,000,000.00
	Beginning Offered Class B Term Notes, Series 2005-A Balance	$127,583,000.00
	Ending Offered Class B Term Notes, Series 2005-A Balance	$127,583,000.00
	Average Daily Offered Class B Term Notes, Series 2005-A Balance	$127,583,000.00
	Beginning Offered Class C Term Notes, Series 2005-A Balance	$53,160,000.00
	Ending Offered Class C Term Notes, Series 2005-A Balance	$53,160,000.00
	Average Daily Offered Class C Term Notes, Series 2005-A Balance	$53,160,000.00
	Beginning Offered Class D Term Notes, Series 2005-A Balance	$53,160,000.00
	Ending Offered Class D Term Notes, Series 2005-A Balance	$53,160,000.00
	Average Daily Offered Class D Term Notes, Series 2005-A Balance	$53,160,000.00
	Beginning Revolving Note 2005-RN1 Balance	$1,250,000,000.00
	Ending Revolving Note 2005-RN1 Balance	$1,250,000,000.00
	Average Daily Revolving Note 2005-RN1 Balance	$1,250,000,000.00
	Beginning Revolving Note 2005-RN2 Balance	$—
	Ending Revolving Note 2005-RN1 Balance	$—
	Average Daily Revolving Note 2005-RN2 Balance	$—
	Beginning 2005-A Certificate Balance	$148,844,117.00
	Ending 2005-A Certificate Balance	$148,844,117.00
	Average Daily 2005-A Certificate Balance	$148,844,117.00
III	Trust Percentage & Trust Interest Collections
	Average Daily Offered Class A Term Notes, Series 2005-A Balance	$1,250,000,000.00
	Average Daily Offered Class B Term Notes, Series 2005-A Balance	$127,583,000.00
	Average Daily Offered Class C Term Notes, Series 2005-A Balance	$53,160,000.00
	Average Daily Offered Class D Term Notes, Series 2005-A Balance	$53,160,000.00
	Average Daily Revolving Note 2005-RN1 Balance	$1,250,000,000.00
	Average Daily Revolving Note 2005-RN2 Balance	$—
	Average Daily 2005-A Certificate Balance	$148,844,117.00

	Average Daily Trust Balance	$2,882,747,117.00

	Average Daily Pool Balance	$3,209,032,157.31
	Total Interest Collected	$17,021,680.62
	Trust Percentage	89.8323%

Monthly Servicing Report
Superior Wholesale Inventory Financing Trust XII
October 2005

			Beginning			Ending
			Note Distribution	Current Month	Required	Note Distribution
			Account Balance	Actual Amounts	Distribution	Account Balance
IV Distribution of Trust Interest
Available Trust Interest:
Trust Interest Collections				$12,746,938.28
Minimum Investment Proceeds (Commercial Paper)				$192,092.08
Minimum Investment Proceeds (Money Market Funds)				$105,852.80

				$13,044,883.16

Class A Term Notes Interest	Interest Rate (LIBOR+.18%)	4.15000%
	Average Daily Balance	$1,250,000,000.00	NA	$4,178,819.44	$4,178,819.44	NA
	# of Days of Interest	29

Class B Term Notes Interest	Interest Rate (LIBOR+.48%)	4.45000%
	Average Daily Balance	$127,583,000.00	NA	$457,349.62	$457,349.62	NA
	# of Days of Interest	29

Class C Term Notes Interest	Interest Rate (LIBOR+ 1.20%)	5.17000%
	Average Daily Balance	$53,160,000.00	NA	$221,396.63	$221,396.63	NA
	# of Days of Interest	29

Class D Term Notes Interest	Interest Rate (LIBOR+3.00%)	6.97000%
	Average Daily Balance	$53,160,000.00	NA	$298,478.63	$298,478.63	NA
	# of Days of Interest	29

Revolving Note 2005-RN1	Interest Rate (LIBOR+.18%)	4.04000%
	Average Daily Balance	$1,250,000,000.00	NA	$4,348,611.11	$4,348,611.11	NA
	# of Days in Collection Period	31

Revolving Note 2005-RN2	Interest Rate (LIBOR+.18%)	4.04000%
	Average Daily Balance	$—	NA	$—	$—	NA
	# of Days in Collection Period	31
		Subtotal		$9,504,655.43

	Interest Available After Notes			$3,540,227.73

Servicer Advances Not Previously Reimbursed					$—
Reserve Fund Deposit Amount					$—
Cash Accumulation Reserve Fund Deposit Amount					$—
2005-A Certificate Interest	Interest Rate (LIBOR+3.00%)	6.97000%
	Average Daily Balance	$148,844,117.00	NA	$835,718.37	$835,718.37	NA
	# of Days of Interest	29
Trust Defaulted Amount				$—
Unreimbursed Trust Charge-Offs				$—

		Seller Excess Interest		$2,704,509.36

Class A Term Note Cash Accumulation Reserve Fund Draw Amount				$—

Class B Term Note Cash Accumulation Reserve Fund Draw Amount				$—

Class C Term Note Cash Accumulation Reserve Fund Draw Amount				$—

Class D Term Note Cash Accumulation Reserve Fund Draw Amount				$—
		Seller Excess Interest + Draw Amount		$2,704,509.36

Monthly Service Fee (1/12 of 1% of Average Daily Trust Invested Balance)				$2,402,289.26

V Summary
(A)	Coverage of Deficiency Amount
	Deficiency Amount	$—	From Bank of New York to GMAC

	Deficiency Amount Covered by Servicer Advance	—	Seller Excess Interest	$2,704,509.36
	(a) Monthly Service Fee	—	Cash Accumulation Draw Amount-Class A Term Notes	$—
			Cash Accumulation Draw Amount-Class B Term Notes	$—
	(b) (1) Aggregate Term Noteholders’ Interest	—	Cash Accumulation Draw Amount-Class C Term Notes	$—
	(2) Revolver Interest	—	Cash Accumulation Draw Amount-Class D Term Notes	$—
	(3) Specified Support Arrangements Payments	—	Ineligible Interest	$—
	(c) Aggregate Certificateholders’ Interest	—	Additional Trust Principal	$—
	Unsatisfied Deficiency Amount	—	Minimum Investments Received for Current Month	$(105,852.80)

	Unsatisfied Deficiency Amount Covered by Reserve	—	11/15/2005 — Distribution to GMAC	$2,598,656.56
	(a) Monthly Service Fee	—	From Bank of New York to Chase Manhattan Bank (USA)
	(b) (1) Aggregate Term Noteholders’ Interest	—	From Chase Manhattan Bank (USA) - New York to GMAC
	(2) Revolver Interest	—	Certificate Interest Due GMAC	$835,718.37

	(3) Specified Support Arrangements Payments	—	From Bank of New York to Chase Manhattan Bank (USA)
	(c) Aggregate Certificateholders’ Interest	—	From Chase Manhattan Bank (USA) — New York to DTC
	(d) Servicer Advances not previously reimbursed	—	Certificate Interest Due Investors	$—
	(e) Trust Defaulted Amount	—	From Bank of New York to US Bank (NCAT)
			Revolving Note Interest	$4,348,611.11
			From Bank of New York to Term Note Holders (DTC)
(B)	Beginning Unreimbursed Trust Charge-Offs	—	Term Note Interest (Class A, B, C)	$4,857,565.69
	Plus: Trust Charge-Offs (Prior Trust Defaulted Amount)	—
	Plus: Trust Defaulted Amounts (Current)	—	From Bank of New York to GMAC

	Less: Amount Covered by Trust Interest Collections	—	Term Note Interest Due GMAC (Class D)	$298,478.63
	Less: Reserve Fund Draw Amount	—

	Ending Unreimbursed Trust Charge-Offs	—	Total Term Note Interest	$5,156,044.32

(C)	Beginning Unreimbursed Servicer Advance	—	Total Disbursements From Bank of New York	$12,939,030.36

	Plus: Servicer Advance (Current Month)	—
	Less: Reimbursed Servicer Advance-
	(From Trust Interest Collections)	—

	Ending Unreimbursed Servicer Advance	—

(D)	Reserve Fund Required Amount	$63,791,207.00
	Beginning Reserve Balance	$63,791,207.00
	Plus: Reserve Fund Deposit Amount	—
	Less: Reserve Fund Draw Amount	—

	Ending Reserve Balance	$63,791,207.00	Invest in C.P. from November 15, 2005 to December 14, 2005

	Required Amount Over Ending Reserve Balance	$—
(E)	Class A Term Notes Cash Accumulation Reserve Fund Required Amount	$11,534,031.00
	Beginning Class A Term Notes Cash Accumulation Reserve Fund Balance	$11,534,031.00
	Plus: Cash Accumulation Reserve Fund Deposit Amount	—
	Less: Cash Accumulation Reserve Fund Draw Amount	$—

	Ending Class A Term Notes Cash Accumulation Reserve Fund Balance	$11,534,031.00	Invest in Fidelity MMF from November 15, 2005 to December 14, 2005

	Required Amt. Over Ending Cash Accum. Reserve Fund Bal.	$—
(F)	Class B Term Notes Cash Accumulation Reserve Fund Required Amount	$2,243,670.00
	Beginning Class B Term Notes Cash Accumulation Reserve Fund Balance	$2,243,670.00
	Plus: Cash Accumulation Reserve Fund Deposit Amount	—
	Less: Cash Accumulation Reserve Fund Draw Amount	$—

	Ending Class B Term Notes Cash Accumulation Reserve Fund Balance	$2,243,670.00	Invest in Fidelity MMF from November 15, 2005 to December 14, 2005

	Required Amt. Over Ending Cash Accum. Reserve Fund Bal.	$—
(G)	Class C Term Notes Cash Accumulation Reserve Fund Required Amount	$2,001,312.00
	Beginning Class C Term Notes Cash Accumulation Reserve Fund Balance	$2,001,312.00
	Plus: Cash Accumulation Reserve Fund Deposit Amount	—
	Less: Cash Accumulation Reserve Fund Draw Amount	$—

	Ending Class C Term Notes Cash Accumulation Reserve Fund Balance	$2,001,312.00	Invest in Fidelity MMF from November 15, 2005 to December 14, 2005

	Required Amt. Over Ending Cash Accum. Reserve Fund Bal.	$—
(H)	Class D Term Notes Cash Accumulation Reserve Fund Required Amount	$4,667,418.00
	Beginning Class C Term Notes Cash Accumulation Reserve Fund Balance	$4,667,418.00
	Plus: Cash Accumulation Reserve Fund Deposit Amount	—
	Less: Cash Accumulation Reserve Fund Draw Amount	$—

	Ending Class C Term Notes Cash Accumulation Reserve Fund Balance	$4,667,418.00	Invest in Fidelity MMF from November 15, 2005 to December 14, 2005

	Required Amt. Over Ending Cash Accum. Reserve Fund Bal.	$—

Monthly Servicing Report
Superior Wholesale Inventory Financing Trust XII
October 2005

VI	Distribution Amounts
		Class A Term Notes, Series 2005-A Balance Prior to Distribution	$1,250,000,000.00
		Distribution Amount Allocable to Principal	0.00

		Class A Term Notes, Series 2005-A Balance After Distribution	$1,250,000,000.00

		Class B Term Notes, Series 2005-A Balance Prior to Distribution	$127,583,000.00
		Distribution Amount Allocable to Principal	0.00

		Class B Term Notes, Series 2005-A Balance After Distribution	$127,583,000.00

		Class C Term Notes, Series 2005-A Balance Prior to Distribution	$53,160,000.00
		Distribution Amount Allocable to Principal	0.00

		Class C Term Notes, Series 2005-A Balance After Distribution	$53,160,000.00

		Class D Term Notes, Series 2005-A Balance Prior to Distribution	$53,160,000.00
		Distribution Amount Allocable to Principal	0.00

		Class D Term Notes, Series 2005-A Balance After Distribution	$53,160,000.00

		Revolving Note 2005-RN1 Balance Beginning of Collection Period	$1,250,000,000.00
		Movement During Collection Period	0.00

		Revolving Note 2005-RN1 Balance End of Collection Period	$1,250,000,000.00

		Revolving Note 2005-RN2 Balance Beginning of Collection Period	$—
		Movement During Collection Period	0.00

		Revolving Note 2005-RN2 Balance End of Collection Period	$—

		2005-A Certificate Balance Prior to Distribution	$148,844,117.00
		Distribution Amount Allocable to Principal	0.00

		2005-A Certificate Balance After Distribution	$148,844,117.00

VII	Trust Early Amortization Triggers
	(1)	Average Monthly Payment Rates <20.0%
		Current month	33.7%
		Current month — 1	44.4%
		Current month — 2	61.3%
		Three month Average	46.5%
	(2)	Reserve Fund < Reserve Fund Required Amount
		Reserve Fund on Deposit	$63,791,207.00
		Reserve Fund Required Amount	$63,791,207.00

		Current month	$—

		Reserve Fund on Deposit	$63,791,207.00
		Reserve Fund Required Amount	$63,791,207.00

		Current month — 1	$—

		Reserve Fund on Deposit	$63,791,207.00
		Reserve Fund Required Amount	$63,791,207.00

		Current month — 2	$—

	(3)	Reserve Fund Required Amount Exceeds Reserve Fund by > Reserve Fund Trigger Amount
		Reserve Fund Required Amount	$63,791,207.00
		Reserve Fund on Deposit	$63,791,207.00

		Current month	$—

		Reserve Fund Trigger Amount	$20,000,000.00
	(4)	Average Daily Trust Balance/(Average Term Notes + Average Certificate Balance) Less than 75%
		(To be determined over most recent six Collection Periods)
		Current month	176.6%
		Current month — 1	171.3%
		Current month — 2	164.8%
		Current month — 3	189.0%
		Current month — 4	141.6%
		Current month — 5	NA
		Six month Average	NA
	(5)	Aggregate Available Receivables < 70% of Aggregate Receivables
		Current month	98.4%
		Current month — 1	98.3%
	(6)	Draw on the Reserve Fund resulting from LIBOR exceeding the PRIME rate that has not been restored?	NO
VIII	Cash Accumulation Triggers
	Have any of the above Trust Early Amortization Events occurred with respect to the Offered Term Notes?		NO
IX	Rapid Amortization Triggers
	Have any of the following events occurred which would constitute a Rapid Amortization Event for the 2005-A Term Notes and an Early Amortization Event for the Trust?
	(1)	The occurrence of certain events of bankruptcy, insolvency or receivership relating to General Motors, GMAC, the servicer, if not GMAC, or the seller.	NO
	Rapid Amortization Triggers for the 2005-A Term Notes
	(2)	Class A Term Note Cash Accumulation Reserve Fund < $1,229,167	NO
		Current Month	$11,534,031.00
	(3)	Class B Term Note Cash Accumulation Reserve Fund < $157,352	NO
		Current Month	$2,243,670.00
	(4)	Class C Term Note Cash Accumulation Reserve Fund < $97,460	NO
		Current Month	$2,001,312.00
	(5)	Class D Term Note Cash Accumulation Reserve Fund < $177,200	NO
		Current Month	$4,667,418.00
	(6)	Trust or Seller becomes required to register as an investment company.	NO